                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A
                                CURRENT REPORT
                               (AMENDMENT NO. 1)


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                               February 29, 1996
              ----------------------------------------------------
                Date of Report (Date of earliest event reported)


                          APPLIED DIGITAL ACCESS, INC.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         California                 0-23698                     68-0132939
- - ----------------------------     -------------             --------------------
(State or other jurisdiction      (Commission                (I.R.S. Employer
    of incorporation)             File Number)              Identification No.)

                               9855 Scranton Road
                              San Diego, CA  92121
                 --------------------------------------------
                    (Address of principal executive offices)

                                 (619) 623-2200
           -------------------------------------------------------
             (Registrant's telephone number, including area code)

                                                    Total number of pages: 20

The undersigned hereby amends Item 7 of its Current Report on Form 8-K filed with the Commission on March 15, 1996 to read as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)       Report of Independent Accountants..........................    4

               Consolidated Balance Sheets as of April 30, 1995 and 1994...   5

               Consolidated Statements of Operations for the years ended
               April 30, 1995 and 1994.....................................   6

               Consolidated Statements of Cash Flows for the years ended
               April 30, 1995 and 1994.....................................   7

               Consolidated Statements of Changes in Stockholders' Equity
               for the years ended April 30, 1995 and 1994..................  8

               Notes to Consolidated Financial Statements...................  9


     (b)       Introduction to Pro Forma Financial Statements............... 17

               Pro Forma Combined Balance Sheet (Unaudited) as of
               December 31, 1995............................................ 18

               Pro Forma Combined Statement of Operations (Unaudited)
               for the year ended December 31, 1995......................... 19

               Notes to Pro Forma Combined Financial Statements (Unaudited). 20


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Applied Digital Access, Inc.


Dated:  May 14, 1996                   By:        /s/ PETER P. SAVAGE
                                          ------------------------------------
                                          Peter P. Savage
                                          President and Chief Executive Officer

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Applied Computing Devices, Inc.

We have audited the accompanying consolidated balance sheets of Applied Computing Devices, Inc. and subsidiary as of April 30, 1995 and 1994 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Applied Computing Devices, Inc. and subsidiary as of April 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                       COOPERS & LYBRAND L.L.P.

Indianapolis, Indiana
June 28, 1995

APPLIED COMPUTING DEVICES, INC.
CONSOLIDATED BALANCE SHEET
AS OF APRIL 30, 1995 AND 1994

                      ASSETS                            1995           1994
Current assets:
  Cash and cash equivalents                         $    194,885   $    524,190
  Accounts receivable, net of allowance for
   doubtful accounts of $113,000 in 1995 and
   $23,000 in 1994                                     5,737,965      2,524,916
  Inventories                                            299,901        406,150
  Deferred income taxes                                  270,188        223,063
  Other current assets                                   147,693        326,686
                                                    ------------   ------------
    Total current assets                               6,650,632      4,005,005
Property and equipment, net                            3,702,990      3,801,459
Computer software development costs, net of
 accumulated amortization and net realizable value
 adjustments                                           3,440,358      3,288,432
Other assets                                              26,592         51,441
                                                    ------------   ------------
                                                    $ 13,820,572   $ 11,146,337
                                                    ------------   ------------
                                                    ------------   ------------


       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable to bank                             $  2,905,546   $         --
  Accounts payable                                       460,510        463,246
  Contract prepayments                                   409,369      1,205,141
  Accrued payroll and related taxes                      465,526        500,366
  Current portion of long-term obligations               222,215        312,086
  Accrual for product warranty                           274,000        225,000
  Income taxes payable                                   123,634         53,635
  Other current liabilities                              342,244        191,122
                                                    ------------   ------------
    Total current liabilities                          5,203,044      2,950,596
Long-term obligations, net of current portion          1,291,606      1,479,337
Deferred income taxes                                  1,074,504      1,000,205
                                                    ------------   ------------
                                                       7,569,154      5,430,138
                                                    ------------   ------------
Minority interest                                         63,115         15,789
                                                    ------------   ------------
Stockholders' equity:
  Common stock, no par value, 250,000 shares
   authorized; 105,528 shares issued for 1995 and
   105,379 shares issued for 1994, including
   treasury shares                                     1,091,058      1,069,517
  Retained earnings                                    5,758,274      5,291,922
  Treasury stock, at cost, 9,282 shares for 1995
   and 1994                                             (661,029)      (661,029)
                                                    ------------   ------------
    Total stockholders' equity                         6,188,303      5,700,410
                                                    ------------   ------------
                                                    $ 13,820,572   $ 11,146,337
                                                    ------------   ------------
                                                    ------------   ------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

APPLIED COMPUTING DEVICES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED APRIL 30, 1995 AND 1994

                                                        1995           1994
Revenues:
  Sales                                             $ 10,693,973   $  9,708,003
  Service income                                       3,616,616      2,747,326
                                                    ------------   ------------
    Total revenues                                    14,310,589     12,455,329
                                                    ------------   ------------
Cost of product sales                                  1,782,098      1,519,255
Operating expenses:
  Marketing and sales operations                       1,781,442      2,008,249
  Operations division                                  2,916,934      2,813,585
  General and administrative                           1,365,838        991,152
  Research and development                             5,470,425      4,442,339
                                                    ------------   ------------
    Total costs and operating expenses                13,316,737     11,774,580
                                                    ------------   ------------
    Income from operations                               993,852        680,749
Interest expense                                        (315,534)      (226,105)
Other income                                              53,860         54,179
                                                    ------------   ------------
    Income before income taxes, minority interest
     and cumulative effect of accounting change          732,178        508,823
Provision for income taxes                               218,500        165,000
                                                    ------------   ------------
    Income before minority interest and cumulative
     effect of accounting change                         513,678        343,823
Minority interest in (income) net loss of
 subsidiary                                              (47,326)        47,191
                                                    ------------   ------------
    Income before cumulative effect of accounting
     change                                              466,352        391,014
Cumulative effect of change in method of
 accounting for income taxes                                  --         47,987
                                                    ------------   ------------
    Net income                                      $    466,352   $    439,001
                                                    ------------   ------------
                                                    ------------   ------------
Net income per common share                         $       4.81   $       4.50
                                                    ------------   ------------
                                                    ------------   ------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

APPLIED COMPUTING DEVICES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED APRIL 30, 1995 AND 1994

                                                        1995           1994
Cash flows from operating activities:
  Net income                                        $    466,352   $    439,001
                                                    ------------   ------------
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                      2,627,597      2,333,390
    Minority interest in net income of subsidiary         47,326         (8,321)
    Deferred income taxes                                 74,299        (52,023)
    Common stock issued as compensation                   12,442         21,039
    Cumulative effect of accounting change                    --        (47,987)
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable      (3,213,048)       639,211
      Decrease in inventories                            106,249         28,908
      Decrease (increase) in other current assets        131,868       (276,228)
      Decrease in other assets                            24,849          4,971
      Decrease in accounts payable                        (2,736)      (129,731)
      (Decrease) increase in contract prepayments       (795,772)     1,062,651
      (Decrease) increase in accrued payroll and
       related taxes                                     (34,840)        54,034
      (Decrease) increase in income taxes payable         (5,001)        18,900
      Increase (decrease) in other current
       liabilities                                       185,251       (330,355)
                                                    ------------   ------------
        Total adjustments                               (841,516)     3,318,459
                                                    ------------   ------------
        Net cash provided by (used in) operating
         activities                                     (375,164)     3,757,460
                                                    ------------   ------------
Cash flows from investing activities:
  Purchases of property and equipment                   (578,256)      (269,710)
  Computer software expenditures                      (2,102,799)    (1,593,678)
                                                    ------------   ------------
        Net cash used in investing activities         (2,681,055)    (1,863,388)
                                                    ------------   ------------
Cash flows from financing activities:
  Net borrowing (payments) for notes payable to
   bank                                                2,905,547     (1,093,646)
  Principal repayments of long-term obligations         (187,732)      (367,647)
  Proceeds from issuance of common stock                   9,099         13,386
                                                    ------------   ------------
        Net cash provided by (used in) financing
         activities                                    2,726,914     (1,447,907)
                                                    ------------   ------------
        Net increase (decrease) in cash                 (329,305)       446,165
Cash and cash equivalents, beginning of year             524,190         78,025
                                                    ------------   ------------
Cash and cash equivalents, end of year              $    194,885   $    524,190
                                                    ------------   ------------
                                                    ------------   ------------
Supplemental disclosure of cash flow information:
  Cash paid during the year:
    Income taxes                                    $     73,568   $    209,351
                                                    ------------   ------------
                                                    ------------   ------------
    Interest                                        $    287,700   $    236,121
                                                    ------------   ------------
                                                    ------------   ------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

APPLIED COMPUTING DEVICES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED APRIL 30, 1995 AND 1994

                                                         COMMON STOCK
                                                    ----------------------    RETAINED      TREASURY
                                                     SHARES      AMOUNT       EARNINGS       STOCK        TOTAL
                                                    --------   -----------   -----------   ----------   ----------
Balance at May 1, 1993                               105,126   $ 1,035,092   $ 4,852,921   $ (661,029)  $5,226,984
Common stock issued under Employee Stock Purchase
 Plan                                                     98        13,386            --           --       13,386
Common stock issued as compensation                      155        21,039            --           --       21,039
1994 net income                                           --            --       439,001           --      439,001
                                                    --------   -----------   -----------   ----------   ----------
Balance at April 30, 1994                            105,379     1,069,517     5,291,922     (661,029)   5,700,410
Common stock issued under Employee Stock Purchase
 Plan                                                     64         9,099            --           --        9,099
Common stock issued as compensation                       85        12,442            --           --       12,442
1995 net income                                           --            --       466,352           --      466,352
                                                    --------   -----------   -----------   ----------   ----------
Balance at April 30, 1995                            105,528   $ 1,091,058   $ 5,758,274   $ (661,029)  $6,188,303
                                                    --------   -----------   -----------   ----------   ----------
                                                    --------   -----------   -----------   ----------   ----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

APPLIED COMPUTING DEVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        a. GENERAL:  Applied Computing Devices, Inc. (ACD) is an
           Indiana corporation whose principal business is designing and developing computer software and hardware products for the telecommunications industry. International Centers for Telecommunication Technology, Inc. (ICTT), a majority-owned subsidiary, performs research and development services for the industry (see Note 2). The companies' manufacturing and research facilities are located in Terre Haute, Indiana, and sales are made primarily throughout the United States, with some sales derived from international customers. Significant accounting policies are described below.

        b. BASIS OF CONSOLIDATION: The consolidated financial statements include ACD and its majority-owned subsidiary (the Company). All significant intercompany accounts are eliminated. Minority ownership in ICTT is reported separately.

        c. CASH EQUIVALENTS: For purposes of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

        d. INVENTORIES: Inventories are stated at the lower of cost or market, with cost determined utilizing the first-in, first-out (FIFO) method. Inventories consisted of the following at April 30, 1995 and 1994:

                                                          1995            1994
           Purchased materials                          $145,524        $183,977
           Work-in-process                               129,303         158,141
           Finished goods                                 25,074          64,032
                                                        --------        --------
                                                        $299,901        $406,150
                                                        --------        --------
                                                        --------        --------


        e. PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Substantially all assets are depreciated using the straight-line method over their estimated lives, which range from 3 to 40 years.

        f. COMPUTER SOFTWARE DEVELOPMENT COSTS: The Company accounts for computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. Costs incurred prior to establishing the technological feasibility of computer software products and enhancements to such products are expensed as incurred. Capitalization of software development costs begins upon the establishment of technological feasibility through detailed program designs. The establishment of technological feasibility and the ongoing assessment of the recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies.

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

           Capitalized costs are amortized on a product-by-product basis once the product is available for general release. Amortization is the greater of the amount computed using the ratio of the current year's gross revenues and the total of current and anticipated future gross revenues for that product or the straight-line method over the remaining estimated economic life of the product (see Note 4). The estimated economic lives of the Company's products range from 24 to 36 months. At each balance sheet date, the Company compares the unamortized costs of individual computer software products to the related estimated net realizable value and writes off any excess amounts.

        g. REVENUE RECOGNITION: The Company enters into contracts for a substantial portion of its revenue from the sale of software products and other services. Such contracts, which are generally short-term, are periodically reviewed by management to determine whether estimated costs to complete exceed contractual revenue. Provisions for anticipated losses are recorded in the period they become determinable.

           Revenues from the sale of the Company's products are generally recognized as products are shipped. Revenues related to services and installation are recognized upon completion and billing of the specific project phases. The Company also sells professional services ("development services"), in addition to its internal product development activities, for customer application development using the Company's standard products. Revenue related to such development services is recognized when the development services are rendered using the percentage of completion, cost-to-cost method.

           During fiscal 1995, two customers represented an aggregate of 83% of the Company's revenue, and during fiscal 1994, two customers represented an aggregate of 61% of the Company's revenue.

           In accordance with the terms of contracts with certain customers, ACD may require payments in advance of product shipment or completion of services. Such prepayments are deferred and recognized as revenue when the terms of the related contracts have been met.

        h. ACCRUAL FOR PRODUCT WARRANTY: ACD warrants most products for one year from the date of sale or installation. The estimated cost of repairs under such warranties, which includes consideration of the Company's prior experience and other factors, has been provided in the consolidated financial statements.

        i. DEFERRED INCOME TAXES: Effective May 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, (SFAS No. 109), which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Under SFAS No. 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

           The cumulative effect of the change in the method of accounting for income taxes was a benefit of $47,987 for fiscal year 1994.

        j. EARNINGS PER COMMON SHARE: Earnings per common share are computed based on the weighted average number of shares outstanding during the year, including the dilutive effect of common stock equivalents for stock options.

2.      CONSOLIDATION OF MAJORITY-OWNED SUBSIDIARY:

        Summary financial data for ICTT, the Company's consolidated, sixty percent-owned subsidiary as of April 30, 1995 and 1994 is shown below. Total revenues include sales to ACD of $1,789,000 and $1,049,417 for 1995 and 1994, respectively. These intercompany sales and related profits are eliminated in the consolidated financial statements.

                                                        1995            1994
        Total assets                                 $  386,606      $  519,600
                                                     ----------      ----------
                                                     ----------      ----------
        Total liabilities                            $  228,819      $  480,128
                                                     ----------      ----------
                                                     ----------      ----------
        Total revenues                               $1,809,772      $1,211,179
                                                     ----------      ----------
                                                     ----------      ----------
        Net income (loss)                            $  118,315      $ (117,978)
                                                     ----------      ----------
                                                     ----------      ----------

3.      PROPERTY AND EQUIPMENT:

        Property and equipment consist of the following at April 30, 1995 and 1994:

                                                                    1995              1994
           Building                                             $ 2,802,742      $ 2,802,742
           Office furniture and fixtures                          1,328,711        1,245,864
           Manufacturing and test equipment                         707,192          585,681
           Research and development equipment                     3,085,894        2,866,663
           Operations division equipment                          1,263,970        1,157,984
           Other equipment                                          609,604          560,924
                                                                -----------      -----------
                                                                  9,798,113        9,219,858
           Less accumulated depreciation                         (6,095,123)      (5,418,399)
                                                                -----------      -----------
                                                                $ 3,702,990      $ 3,801,459
                                                                -----------      -----------
                                                                -----------      -----------

        Depreciation expense for the years ended April 30, 1995 and 1994 was $676,724 and $811,765, respectively.

        ACD leases land and office space from Aleph Park Corporation (the Corporation), an Indiana not-for-profit corporation, which is controlled by certain members of the Company's management. Annual rentals of $177,888 were paid in both 1995 and 1994 (the Articles of Incorporation of Aleph Park Corporation prohibit its officers and directors from personally and/or directly profiting from control of the Corporation). The land is leased under a lease agreement which provides for a 20-year initial lease term with renewal options. The initial land lease term expires in April 2005. The office space is leased under a lease agreement which expires in April 1996 and has renewable options. Office space is also leased by ICTT under a lease agreement with the Corporation which expires in April 1996 and has renewable options. Annual rentals under the ICTT lease were $41,688 in both 1995 and 1994.

4.      COMPUTER SOFTWARE DEVELOPMENT COSTS:

        During fiscal 1995 and 1994, the Company incurred amortization expense of $1,950,873 and $1,521,621, respectively, for capitalized computer software development costs. Such amortization is included in operating expenses in the accompanying Consolidated Statement of Operations. There were no net realizable value adjustments required during fiscal 1995 or 1994.

5.      NOTES PAYABLE TO BANK:

        ACD's revolving credit agreement (Agreement) provides for aggregate borrowings of up to $4,500,000 as of April 30, 1995. Amounts outstanding are due on demand and are collateralized by substantially all of ACD's assets not otherwise encumbered. Interest is payable monthly at the bank's applicable prime rate, plus .5% per annum (9.5% at April 30, 1995).

        The Agreement includes certain restrictions and other covenants, the most significant of which is that the principal balance outstanding cannot exceed an amount based on percentages of ACD's eligible accounts receivable and inventories. The agreement also requires that ACD maintain a minimum net worth of $6,000,000 and adhere to certain other financial ratios.

6.      LONG-TERM OBLIGATIONS:

        Long-term obligations at April 30, 1995 and 1994 consist of the following:

                                                                           1995             1994
        City of Terre Haute Economic Development First
          Mortgage Revenue Bonds; monthly payments include
          principal of $13,170 plus interest at 75% of the
          prime rate established by Terre Haute First National
          Bank adjusted on each June 1 and December 1 (6.375%
          at April 30, 1995), payable through December 2003             $1,369,607       $1,527,643
        Various equipment notes payable; interest
          ranging from 8% to 12.5%, aggregate monthly
          principal and interest payments of $20,306, maturing
          at various dates through November 1997.  All
          equipment notes payable are collateralized by
          the specific equipment acquired.                                 144,214          263,780
                                                                        ----------       ----------
                                                                         1,513,821        1,791,423
          Less current portion                                            (222,215)        (312,086)
                                                                        ----------       ----------
                                                                        $1,291,606       $1,479,337
                                                                        ----------       ----------
                                                                        ----------       ----------

        The Economic Development First Mortgage Revenue Bonds are collateralized by a building and all property and equipment purchased with the proceeds of the bonds (see Note 5).

        At April 30, 1995, the aggregate maturities of the above long-term obligations are as follows:

             Year ending April 30:
                    1996                             $  222,215
                    1997                                216,254
                    1998                                179,854
                    1999                                158,036
                    2000                                158,036
                    Thereafter                          579,426
                                                     ----------
                                                     $1,513,821
                                                     ----------
                                                     ----------

        The Company is also obligated under certain noncancelable operating leases. Future minimum payments at April 30, 1995 are as follows:

             Year ending April 30:
                    1996                             $  684,039
                    1997                                336,307
                    1998                                239,346
                    1999                                182,861
                    2000                                 26,400
                    Thereafter                          129,800
                                                     ----------
                                                     $1,598,753
                                                     ----------
                                                     ----------


        Rent expense charged to operations amounted to $669,174 and $603,287 in 1995 and 1994, respectively.

7.      STOCKHOLDERS' EQUITY:

        a. EMPLOYEE STOCK PURCHASE PLAN: All employees of ACD, except those who are members of the Board of Directors, who meet certain eligibility requirements, may participate in ACD's voluntary employee stock purchase plan. Eligible employees may elect to participate in the plan by executing a stock purchase agreement, which provides ACD with a right of first refusal to repurchase such shares in the event plan participants choose to sell the shares. The agreement provides that plan participants may designate up to 10% of their salary to purchase shares of common stock at the price determined quarterly by the Board of Directors.

        b. COMMON STOCK OPTION PLAN: In connection with the terms of an employment agreement, one employee has stock options, which expire in 1997, to purchase 1,000 shares of ACD common stock at a price of $33 per share. The exercise price of the options when granted was fair market value, as estimated by the Board of Directors and the option price equaled or exceeded the price per share of the employee stock purchase plan. Sales of stock obtained under the options are subject to ACD's right of first refusal.

           During 1995, ACD issued stock options to purchase an aggregate of 5,500 shares of ACD common stock to two employees at an exercise price of $100 per share. Under the agreements, the employees' right to exercise these options vest ratably over three years, in the absence of certain events. If, in the vesting period, ACD were involved in a transaction that could result in a change in control with terms sufficiently favorable to shareholders, the options vest immediately at an exercise price of $50 per share. If unexercised, 500 of the options expire in the year 2000, and the remainder expire in 2005. At April 30, 1995, no options were exercisable.

8.      INCOME TAXES:

        The provision for income taxes for the years ended April 30, 1995 and 1994 is as follows:

                                                     1995          1994
           Federal:
                Current                             $101,500     $ 72,000
                Deferred                              26,000        2,000
                                                    --------     --------
                                                     127,500       74,000
                                                    --------     --------
           State:
                Current                               38,000       41,000
                Deferred                               4,000         --
                                                    --------     --------
                                                      42,000       41,000
           Foreign--current                           49,000       50,000
                                                    --------     --------
                   Total income tax provision       $218,500     $165,000
                                                    --------     --------
                                                    --------     --------

        As described in Note 1, in 1994, the Company adopted the provisions of SFAS No. 109. The components of the deferred tax asset and liability computed under the accounting method as of April 30, 1995 are as follows:

                                                     CURRENT        LONG-TERM          TOTAL
                                                     --------       -----------     -----------
        Deferred tax assets:
           Research and experimentation credits      $     --       $ 1,123,897     $ 1,123,897
           Accrual for product warranty               107,408                --        107,408
           Accrued payroll                             71,985                --          71,985
           Other                                       90,795            12,059         102,854
                                                     --------       -----------     -----------
                                                      270,188         1,135,956       1,406,144
        Less valuation reserve                             --          (350,000)       (350,000)
                                                     --------       -----------     -----------
                                                      270,188           785,956       1,056,144
                                                     --------       -----------     -----------
        Deferred tax liabilities:
           Computer software development costs             --        (1,347,128)     (1,347,128)
           Property and equipment                          --          (462,790)       (462,790)
           Other                                           --           (50,542)        (50,542)
                                                     --------       -----------     -----------
                                                           --        (1,860,460)     (1,860,460)
                                                     --------       -----------     -----------
                                                     $270,188       $(1,074,504)    $  (804,316)
                                                     --------       -----------     -----------
                                                     --------       -----------     -----------


        The following table accounts for the difference between the actual tax provision and the amount obtained by applying the statutory federal income tax rate of 34% to income before income taxes:

                                                             1995          1994
        Tax provision computed at statutory rate          $ 249,000      $173,000
        Increase (reductions) in taxes due to:
           Research and experimentation credits            (169,272)      (71,073)
           Prior years' taxes                                75,150            --
           State taxes, net of federal benefit               31,780        27,060
           Other                                             31,842        36,013
                                                          ---------      --------
                     Income tax provision                 $ 218,500      $165,000
                                                          ---------      --------
                                                          ---------      --------


        The Company has been subject to alternative minimum tax for income tax reporting purposes primarily because of ACD's available tax credits for research and experimentation expenditures. Because utilization of these credits is limited for alternative minimum tax purposes, a valuation allowance of $350,000 was recorded at April 30, 1994 to reduce the value of the related deferred tax asset.

        For federal income tax reporting purposes, ACD and ICTT file separate income tax returns. ACD has research and experimentation tax credit carryforwards for federal income tax purposes of approximately $1,123,897, which expire commencing in 1999.

9.      PROFIT SHARING PLAN:

        ACD has a profit sharing retirement plan which incorporates the salary-deferral provisions of Section 401(k) of the Internal Revenue Code. All full-time employees are eligible to participate. ACD's contributions to the plan are discretionary and are determined and approved by the Board of Directors. The contribution expense included in the accompanying consolidated statement of operations was approximately $119,577 and $62,000 for fiscal 1995 and 1994, respectively.

10.     CONTINGENCIES AND COMMITMENTS:

        In the normal course of business, ACD is subject to various claims and other pending and possible legal actions. Management believes that the results of these claims and possible legal actions will not have a material adverse effect on the financial condition of the Company.

        As part of a 1991 settlement agreement with two customers, ACD committed to pay one of the customers a percentage (up to an aggregate of two million dollars) of future payments ACD may receive in license fees from the other customer through January 1, 1997. No payments are required unless ACD receives license fees from the other customer. The commitment expires January 1, 1997 regardless of whether or not an aggregate of two million dollars has been paid. Payments expensed under this agreement were $61,119 in fiscal 1994. No payments were made under this agreement in 1995, and cumulative payments under this commitment were $236,604 at April 30, 1995.

        APPLIED DIGITAL ACCESS, INC. AND APPLIED COMPUTER DEVICES, INC.
           INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                  ----------

On February 29, 1996, Applied Digital Access, Inc. ("ADA"), acquired certain assets of Applied Computing Devices, Inc. ("ACD") for $1,700,000 in cash and incurred $200,000 in related costs. The assets were acquired at an auction held in Federal Bankruptcy Court, Southern District of Indiana. The transaction has been accounted for as a purchase.

ACD developed and marketed operations support software used primarily by independent telephone companies to manage certain functions in their networks. Since filing bankruptcy in September 1995, ACD had not generated significant revenue. ADA intends to continue to market and enhance the ACD software products.

The attached unaudited pro forma combining financial statements for the year ended December 31, 1995 give effect to the acquisition accounted for by the purchase method. The pro forma combining statements of operations assume that the acquisition took place as of January 1, 1995.

The pro forma combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results. The pro forma combining financial information should be read in conjunction with the historical financial statements and the related notes thereto of ADA, previously filed, and the historical financial statements and related notes thereto of ACD included herein.

       APPLIED DIGITAL ACCESS, INC. AND APPLIED COMPUTER DEVICES, INC.

               PRO FORMA COMBINING BALANCE SHEET (UNAUDITED)
                            DECEMBER 31, 1995
                              (IN THOUSANDS)

                                                    ADA        ACD        ADJUSTMENTS    COMBINED
                                                  -------     -------     -----------    --------
ASSETS
Current assets:
      Cash and cash equivalents                   $ 1,673     $     -     $      -        $ 1,673
      Investments - current                        25,079           -       (1,700)(a)     23,379
      Accounts receivable, net                      5,358       2,616       (2,616)(b)      5,358
      Inventory, net                                6,572          30          (30)(b)      6,572
      Deferred income taxes                           750           -            -            750
      Prepaid expenses and other current assets     1,296          21          (21)(b)      1,296
                                                  -------      ------      -------        -------
            Total current assets                   40,728       2,667       (4,367)        39,028
Investments, non-current                            5,095           -            -          5,095
Property and equipment, net                         3,361       3,331       (2,954)(b)      3,738
Computer software development costs, net                -       1,235       (1,235)(b)          -
Other                                                 752          44          293 (b)      1,089
                                                  -------      ------      -------        -------
                                                  $49,936      $7,277      $(8,263)       $48,950
                                                  -------      ------      -------        -------
                                                  -------      ------      -------        -------


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Notes payable to bank and long-term
            obligations                           $     -      $5,953      $(5,953)(b)    $     -
      Accounts payable                              1,820       1,384       (1,384)(b)      1,820
      Accrued expenses                                843       1,182         (982)(a,b)    1,043
      Accrued warranty                              1,305         274         (274)(b)      1,305
      Current portion of obligations under
            capital lease                              32           -            -             32
                                                  -------      ------      -------        -------
            Total current liabilities               4,000       8,793       (8,593)         4,200
Obligations under capital leases, net of
      current portion                                  49           -            -             49
                                                  -------      ------      -------        -------
            Total liabilities                       4,049       8,793       (8,593)         4,249
Shareholders' equity:
      Common stock                                 49,000       1,095       (1,095)(b)     49,000
      Additional paid-in capital                    2,492           -            -          2,492
      Unrealized gain on investments                  147           -            -            147
      Deferred compensation                          (101)          -            -           (101)
      Accumulated deficit                          (5,651)     (1,950)         764 (a,b)   (6,837)
      Treasury stock                                    -        (661)         661 (b)          -
                                                  -------      ------      -------        -------
            Total shareholders' equity             45,887      (1,516)         330         44,701
                                                  -------      ------      -------        -------
                                                  $49,936      $7,277      $(8,263)       $48,950
                                                  -------      ------      -------        -------
                                                  -------      ------      -------        -------


         APPLIED DIGITAL ACCESS, INC. AND APPLIED COMPUTER DEVICES, INC.

              PRO FORMA COMBINING STATEMENT OF OPERATIONS (UNAUDITED)
                       FOR THE YEAR ENDED DECEMBER 31, 1995
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   ----------

                                                   ADA       ACD      ADJUSTMENTS  COMBINED
                                                 -------    -------   -----------  --------
Revenue                                          $20,470    $ 7,865    $     -     $28,335
Cost of revenue                                    8,717      1,141         67 (c)   9,925
                                                 -------    -------    -------     -------
            Gross profit                          11,753      6,724        (67)     18,410
Operating expenses:
      Research and development                     5,807      7,740     (2,045)(c)  11,502
      In-process research and development
            related to acquisition                     -          -      1,186 (a)   1,186
      Sales and marketing                          4,234      3,264       (228)(c)   7,270
      General and administrative                   2,985      4,245        (45)(c)   7,185
                                                 -------    -------    -------     -------
            Total operating expenses              13,026     15,249     (1,132)     27,143
                                                 -------    -------    -------     -------
            Operating loss                        (1,273)    (8,525)     1,065      (8,733)
Interest income                                    2,023          -          -       2,023
Interest expense                                       -       (302)       302 (c)       -
Other income, net                                      9        144          -         153
                                                 -------    -------    -------     -------
            Loss before income taxes                 759     (8,683)     1,367      (6,557)
Income tax benefit                                     -        810       (810)(c)       -
                                                 -------    -------    -------     -------
            Net loss                             $   759    $(7,873)   $   557     $(6,557)
                                                 -------    -------    -------     -------
                                                 -------    -------    -------     -------

Income (loss) per common share                      $.06                             $(.56)
                                                 -------                           -------
                                                 -------                           -------
Shares used in per share computations             12,848                            11,806
                                                 -------                           -------
                                                 -------                           -------


        APPLIED DIGITAL ACCESS, INC. AND APPLIED COMPUTER DEVICES, INC.

          NOTE TO PRO FORMA COMBINING FINANCIAL STATEMENTS (UNAUDITED)

                                   ----------


PRO FORMA FINANCIAL STATEMENTS:

The pro forma financial statements are provided as of December 31, 1995 and for the year then ended. ACD had a fiscal year end of April 30. Financial information for ACD is as of January 31, 1996 and for the twelve months then ended.

In September 1995, after incurring a $2.3 million pre-tax loss on a receivable previously believed to be fully collectible, ACD violated the credit agreement with its major financial institution and filed for protection under Chapter 11 of the bankruptcy code. While in bankruptcy, ACD's management significantly reduced the number of its personnel, reevaluated the company's products and strategic direction and, as a result, significantly reduced the net carrying value of capitalized software.

The pro forma combined financial statements have been prepared to reflect the acquisition of certain assets of ACD by ADA. Pro forma adjustments are made to reflect the following:

a.   Cash price paid                                         $1,700,000
     Transaction costs incurred                                 200,000
                                                             ----------
           Total purchase price                              $1,900,000
                                                             ----------
                                                             ----------

     Purchase price allocation:
        In-process research and development acquired         $1,186,000
        Purchased technology                                    337,000
        Property and equipment                                  377,000
                                                             ----------
           Total                                             $1,900,000
                                                             ----------
                                                             ----------


b. Reflects the adjustment of ACD's assets, liabilities and capital not acquired.

c. Reflects adjustments of ACD's results for the write-off of capitalized software, interest expense, income taxes and depreciation as a result of the acquisition.

     Property and equipment of $377,000 with a three year life results in annual depreciation of $126,000 (allocated to research and development, sales and marketing, and general and administrative expenses at $60,000, $55,000 and $11,000, respectively).

     Purchased technology of $337,000 with a five year life results in annual amortization of $67,000.